Exhibits 8.1 and 23.1

November 19, 2024

BMW Auto Leasing LLC
300 Chestnut Ridge Road
Woodcliff Lake, NJ 07677

Financial Services Vehicle Trust
300 Chestnut Ridge Road
Woodcliff Lake, NJ 07677

Re:	BMW Auto Leasing LLC Financial Services Vehicle Trust Registration Statement on Form SF-3

Ladies and Gentlemen:

We have acted as special counsel to BMW Auto Leasing LLC (the “Company”) and Financial Services Vehicle Trust (“FSVT”), in connection with the preparation of a registration statement on Form SF-3 (the “Registration Statement”) relating to the proposed offering from time to time in one or more series (each, a “Series”) by one or more trusts of asset-backed notes (the “Notes”).  The Registration Statement has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). As set forth in the Registration Statement, each Series of Notes is to be issued under and pursuant to the terms of a separate trust agreement and amended and restated trust agreement, a servicing agreement, a SUBI certificate transfer agreement, an issuer SUBI certificate transfer agreement, an indenture (each, an “Indenture”) and an administration agreement (each, an “Agreement”) among the Company, FSVT, an indenture trustee (the “Indenture Trustee”), an owner trustee (the “Owner Trustee”) and one or more other entities, each to be identified in the prospectus for such Series of Notes.

As such counsel, we have examined copies of the limited liability company agreement of the Company and the certificate of formation and trust agreement of FSVT, the Registration Statement, the form of prospectus (the “Prospectus”) included therein, the form of each Agreement, and originals or copies of such other corporate minutes, records, agreements and other instruments of the Company and FSVT, certificates of public officials and other documents and have made such examinations of law, as we have deemed necessary to form the basis for the opinions hereinafter expressed. In our examination of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinions, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company, FSVT and others.

Attorneys involved in the preparation of this opinion letter are admitted to practice law in the State of New York and we do not express any opinion herein concerning any law other than the federal income tax laws of the United States of America.

Based on the foregoing and consideration of such other matters as we have deemed appropriate, the discussions in the Prospectus under the headings “Summary of Terms—Tax Status,” “Material U.S. Federal Income Tax Considerations” and “Annex A—Global Clearance, Settlement and Tax Documentation Procedures—Material U.S. Federal Income Tax Documentation Requirements” is our opinion of the law and we are of the opinion that insofar as that each discussion describes certain provisions of U.S. federal income tax law or legal conclusions with respect thereto, it is correct in all material respects.

Our opinion above is based upon our interpretations of current law, including the Internal Revenue Code of 1986, as amended, judicial decisions, administrative rulings and existing final and temporary Treasury regulations, which are subject to change both prospectively and retroactively, and upon the facts and assumptions discussed herein. This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein.  We also note that the Prospectus does not relate to a specific transaction and, accordingly, the descriptions of U.S. federal income tax considerations referred to above may require modification in the context of a subsequent transaction.  In addition, our opinion is based on the assumption that the matter, if litigated, will be properly presented to the applicable court. Furthermore, our opinion is not binding on the Internal Revenue Service and there can be no assurance that the Internal Revenue Service will not take a contrary position.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement, to the references to this firm in the Prospectus which form a part of the Registration Statement and to the filing of this opinion as an exhibit to any application made by or on behalf of the Company, FSVT or any dealer in connection with the registration of the Notes under the securities or blue sky laws of any state or jurisdiction. In rendering the foregoing opinions and giving such consent, we do not admit that we are “experts” within the meaning of the Act.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP